Exhibit 21.1



             SUBSIDIARIES OF SPECIALTY FOODS ACQUISITION CORPORATION


Name                                               State of
                                                 Incorporation

Specialty Foods Acquisition Corporation            Delaware
 Specialty Foods Finance Corporation               Delaware
 Specialty Foods Corporation                       Delaware

  MBC Holdings, Inc.                               Delaware
   Metz Holdings, Inc.                             Delaware
     Metz Baking Company                             Iowa
     Metz Baking Company                           Delaware

  WFB Holdings, Inc.                               Delaware
   Pacific Coast Baking Company,Inc.               Delaware
     SFFB Holdings, Inc.                           Delaware
      SanFran FB, Inc.                            California
       Andre-Boudin Bakeries, Inc.                California
        Fisherman's Wharf French Bread
             Bakeries, Inc.                       California
        Boudin International, Inc.                California
        Laura Todd of America                     California
        Steve's Drayage                           California
        A. Trocano Construction,Inc.              California
        Gelsi, Inc.                               California
       SanFran SB Holdings, Inc.                  California
        PBI Holdings, Inc.                        California
       San Francisco Bay Area
            Equipment & Supply                    California
       San Francisco Baking Cultures              California
        SFSC, Inc.                                 Delaware
        Larraburu Bakery                          California
     Belsea Holdings, Inc.                         Delaware
      GSFBC Holdings, Inc.                        Washington
       LANG Holdings, Inc.                        Washington
       GBC Holdings, Inc.                         Washington
      OFBC Holdings, Inc.                         Washington
      SEM Holdings, Inc.                          Washington
       Former VB Holdings, Ltd.                British Columbia

  TBP Holdings, Inc.                              California
   B.P. Bar, Inc.                                 California

  GWI Holdings, Inc.                               Delaware
   GWI, Inc.                                       Delaware

  MCC-DSD Holdings, Inc.                           Delaware
   Mother's Cake & Cookie Co.                     California

  HMFS Holdings, Inc.                              Delaware
   H&M Food Systems Company, Inc.                  Delaware